EXHIBIT 99.1

CopyTele Announces $3.5 Million Financing from Institutional Investor

Melville, NY – November 12, 2013: CopyTele, Inc. (“CTI”) (OTCQB: COPY), a company specializing in patent monetization and patent assertion, today announced that it has completed a private placement of a $3,500,000, 6% convertible debenture to a single institutional investor. The debenture pays interest annually and is convertible into shares of CTI’s common stock at 18.92 cents per share, which represents the volume weighted average closing price of the CTI common stock in the 30 days prior to the financing.  The financing also includes the issuance of a three year warrant to purchase 9,249,472 common shares, at an exercise price of 37.84 cents per share. The $3,500,000 of gross proceeds from the financing will be used for general working capital purposes.

Robert Berman, CTI’s President and CEO stated, “This private placement insures that we will have the necessary capital to launch additional patent assertion campaigns and continue to grow the company at a rapid pace. The added capital will also strengthen our negotiating positions with potential infringers, and patent acquisition candidates.  We continue to accomplish each goal that we outlined when we joined the company as new management, and are thrilled with the progress that we have made over the past year.”

The CTI securities being sold have not been registered under the Securities Act of 1933, or any state securities laws and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state laws. Additional information with respect to this private placement will be available in the Company’s Form S-1 to be filed with the Securities and Exchange Commission.

Since implementing its new patent assertion business model in January of 2013, CTI now has entered into 4 revenue producing licenses from 2 of its patent portfolios, and 37 active lawsuits across 5 of its patented technology areas including E-Paper Electrophoretic Displays, Nano Field Emission Displays, Key Based Web Conferencing Encryption, Loyalty Conversion Systems and J-Channel Window Frame Construction.

About CopyTele, Inc.

CTI develops and acquires patented technologies for the purposes of patent monetization and patent assertion. The company currently has 7 patent portfolios in the areas of Key Based Web Conferencing Encryption, Encrypted Cellular Communications, E-Paper® Electrophoretic Display, Nano Field Emission Display (“nFED”), Micro Electro Mechanical Systems Display (“MEMS”), Loyalty Conversion Systems, and J-Channel Window Frame Construction.  Additional information is available at www.CTIpatents.com.

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Forward-Looking Statements: Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in “Item 1A – Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.